Exhibit 99.1
The Duckhorn Portfolio Announces Fourth Quarter
and Fiscal Year 2024 Financial Results
Fourth Quarter Net Sales of $107.4 million, an Increase of 7.3%
Fourth Quarter Net Income of $11.3 million; Adjusted Net Income of $20.4 million
Fourth Quarter Adjusted EBITDA of $39.9 million, an Increase of 16.7%
ST. HELENA, CA, October 7, 2024 – (BUSINESS WIRE) – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months and fiscal year ended July 31, 2024.
Fourth Quarter 2024 Highlights
▪Net sales were $107.4 million, an increase of $7.3 million, or 7.3%, versus the prior year. Excluding Sonoma-Cutrer, net sales declined $13.9 million or 13.9% versus the prior year, due primarily to the shift in timing of the Kosta Browne Appellation Series release into Q3 in fiscal 2024 from Q4 in fiscal 2023.
▪Gross profit was $51.3 million, a decrease of $4.0 million, or 7.2%, versus the prior year. Gross profit margin was 47.8%, versus 55.2% in the prior year. Excluding Sonoma-Cutrer, gross profit declined $10.8 million or 19.5% and gross profit margin was 51.6%.
▪Adjusted gross profit was $55.0 million, in line with the prior year. Adjusted gross profit margin was 51.2%, versus 55.1% in the prior year. Excluding Sonoma-Cutrer, adjusted gross profit declined $10.3 million or 18.7% and gross profit margin was 52.1%.
▪Net income was $11.3 million, or $0.08 per diluted share, versus $17.8 million, or $0.05 per diluted share, in the prior year. Adjusted net income was $20.4 million, or $0.14 per diluted share, versus $16.7 million, or $0.15 per diluted share, in the prior year.
▪Adjusted EBITDA was $39.9 million, an increase of $5.7 million, or 16.7%, and Adjusted EBITDA margin improved by approximately 300 basis points versus the prior year to a margin of 37.2%.
▪Cash was $10.9 million as of July 31, 2024. The Company’s leverage ratio was 2.0x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.

Fiscal Year 2024 Highlights
▪Net sales were $405.5 million, an increase of $2.8 million, or 0.7%, versus the prior year. Excluding Sonoma-Cutrer, net sales declined $18.4 million or 4.6% versus the prior year.
▪Gross profit was $214.9 million, a decrease of $0.8 million, or 0.4%, versus the prior year. Gross profit margin was 53.0% versus 53.6% for the prior year. Excluding Sonoma-Cutrer, gross profit declined $7.6 million or 3.5% and gross profit margin was 54.2%.
▪Adjusted gross profit was $217.4 million, a decrease of $0.8 million, or 0.4% versus the prior year. Adjusted gross profit margin was 53.6%, versus 53.7% in the prior year. Excluding Sonoma-Cutrer, adjusted gross profit declined $9.3 million or 4.3% and gross profit margin was 53.9%.
▪Net income was $56.0 million, or $0.45 per diluted share, versus $69.3 million, or $0.60 per diluted share, for the prior year. Adjusted net income was $74.8 million, or $0.60 per diluted share, decreasing by $2.5 million, or 3.2%, versus $77.3 million, or $0.67 per diluted share, for the prior year.

▪Adjusted EBITDA was $155.1 million, an increase of $10.6 million, or 7.3%, versus the prior year. Adjusted EBITDA margin improved by approximately 230 basis points versus the prior year, to a margin of 38.2%.

“We are pleased to conclude fiscal 2024 with a solid fourth quarter performance,” said Deirdre Mahlan, President, CEO and Chairperson. “We meaningfully advanced our strategic agenda in fiscal 2024, delivering strong operating and financial performance against a dynamic backdrop, including the strategic acquisition of Sonoma-Cutrer. We believe the successful integration of this marquee brand, coupled with the continuing execution against our strategic initiatives positions the business for solid growth and profitability into fiscal 2025 and beyond.”
Fourth Quarter and Fiscal Year 2024 Results

	Three months ended July 31,		Fiscal year ended July 31,
	2024	2023	2024	2023
Net sales growth	7.3%	28.3%	0.6%	8.2%
Volume contribution	23.7%	10.6%	3.1%	5.6%
Price / mix contribution	(16.4)%	17.7%	(2.5)%	2.6%

	Three months ended July 31,		Fiscal year ended July 31,
	2024	2023	2024	2023
Wholesale – Distributors	78.3%	65.1%	69.8%	67.9%
Wholesale – California direct to trade	14.8	15.9	16.3	17.1
DTC	6.9	19.0	13.9	15.0
Net sales	100.0%	100.0%	100.0%	100.0%
Fourth Quarter 2024 Financial Information
Net sales were $107.4 million, an increase of $7.3 million, or 7.3%, versus $100.1 million for the prior year. The increase in net sales was driven by 23.7% volume growth with the introduction of our recently acquired Sonoma-Cutrer winery. The negative price/mix contributed 16.4%, as our higher-priced Kosta Browne release shifted to the third quarter versus a fourth quarter release in the prior year. The introduction of Sonoma-Cutrer which is substantially comprised of white varietals which traditionally sell at a lower price point than red varietals also impacted the price/mix contributed for the quarter.
Gross profit was $51.3 million, a decrease of $4.0 million, or 7.2%, versus the prior year. Gross profit margin was 47.8%, declining 740 basis points versus the prior year. Adjusted gross profit which excludes approximately $3.3 million in purchase accounting adjustments from inventory acquired in the acquisition of Sonoma-Cutrer was $55.0 million, approximately in line with the prior year. Adjusted gross profit margin was 51.2% declining 390 basis points versus the prior year, as a result of the shift in timing of the release of higher-margin Kosta Browne to the third quarter of fiscal 2024. A return to more normalized trade spend also contributed to a reduction in gross margin versus the prior year.
Total selling, general and administrative expenses were $30.6 million, an increase of $0.2 million, or 0.7%, versus $30.4 million in the prior year. As a percentage of net sales, SG&A declined 190 basis points due to active operating expense management.
Net income was $11.3 million, or $0.08 per diluted share, versus $17.8 million, or $0.05 per diluted share, in the prior year. Adjusted net income was $20.4 million, or $0.14 per diluted share, versus $16.7 million, or $0.15 per diluted share, in the prior year.

Adjusted EBITDA was $39.9 million, an increase of $5.7 million, or 16.7%, versus $34.2 million in the prior year. Adjusted EBITDA margin improved 300 basis points versus the prior year. The increase was driven by higher net sales and profitability, partially offset by higher cost of goods sold.
Conference Call and Webcast
The Company will no longer host its earnings conference call and webcast previously scheduled for today, Monday, October 7, 2024, at 4:30 p.m. EST.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with eleven wineries, ten state-of-the-art winemaking facilities, eight tasting rooms and over 2,200 coveted acres of vineyards spanning 38 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varietals. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted selling, general and administrative expenses, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,”

“estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; risks associated with our acquisition of Sonoma-Cutrer Vineyards, Inc.; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s largest shareholders’ significant influence over the Company; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Ben Avenia-Tapper
ir@duckhorn.com
707-339-9232

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except shares and per share data)

	July 31, 2024	July 31, 2023
ASSETS
Current assets:
Cash	$10,872	$6,353
Accounts receivable trade, net	52,262	48,706
Due from related party	10,845	—
Inventories	448,967	322,227
Prepaid expenses and other current assets	14,594	10,244
Total current assets	537,540	387,530
Property and equipment, net	568,457	323,530
Operating lease right-of-use assets	27,130	20,376
Intangible assets, net	192,467	184,227
Goodwill	483,879	425,209
Other assets	7,555	6,810
Total assets	$1,817,028	$1,347,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,774	$4,829
Accrued expenses	34,164	38,246
Accrued compensation	11,386	16,460
Current operating lease liabilities	2,869	3,787
Current maturities of long-term debt	9,721	9,721
Due to related party	1,714	—
Other current liabilities	1,116	1,417
Total current liabilities	66,744	74,460
Revolving line of credit, net	101,000	13,000
Long-term debt, net of current maturities and debt issuance costs	200,734	210,619
Operating lease liabilities	24,286	16,534
Deferred income taxes	151,104	90,216
Other liabilities	705	445
Total liabilities	544,573	405,274
Stockholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 147,073,614 and 115,316,308 issued and outstanding at July 31, 2024, and July 31, 2023, respectively	1,471	1,153
Additional paid-in capital	1,011,265	737,557
Retained earnings	259,135	203,122
Total The Duckhorn Portfolio, Inc. stockholders’ equity	1,271,871	941,832
Non-controlling interest	584	576
Total stockholders’ equity	1,272,455	942,408
Total liabilities and stockholders’ equity	$1,817,028	$1,347,682

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except shares and per share data)

	Three months ended July 31,		Fiscal year ended July 31,
	2024	2023	2024	2023
Sales	$108,965	$101,362	$410,966	$408,442
Excise tax	1,570	1,267	5,485	5,446
Net sales	107,395	100,095	405,481	402,996

Cost of sales	56,083	44,813	190,555	187,307
Gross profit	51,312	55,282	214,926	215,689

Selling, general and administrative expenses	30,614	30,404	120,083	109,711
Income from operations	20,698	24,878	94,843	105,978

Interest expense	5,068	3,882	18,103	11,721
Other expense (income), net	2,087	(3,597)	(84)	(212)
Total other expenses, net	7,155	285	18,019	11,509
Income before income taxes	13,543	24,593	76,824	94,469
Income tax expense	2,247	6,825	20,803	25,183
Net income	11,296	17,768	56,021	69,286
Net loss (income) attributable to non-controlling interest	—	1	(8)	12
Net income attributable to The Duckhorn Portfolio, Inc.	$11,296	$17,769	$56,013	$69,298

Earnings per share of common stock:
Basic	$0.08	$0.15	$0.45	$0.60
Diluted	$0.08	$0.15	$0.45	$0.60

Weighted average shares of common stock outstanding:
Basic	147,060,134	115,173,211	123,436,717	115,233,324
Diluted	147,077,828	115,376,739	123,549,109	115,407,624

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Fiscal year ended July 31,
	2024	2023
Cash flows from operating activities
Net income	$56,021	$69,286
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	30	(267)
Depreciation and amortization	37,168	27,768
Loss on disposal of assets	981	157
Change in fair value of derivatives	716	34
Amortization of debt issuance costs	775	975
Impairment loss	1,200	—
Equity-based compensation	7,319	6,290
Inventory reserve adjustments	479	722
Change in operating assets and liabilities; net of acquisition:
Accounts receivable trade, net	(3,554)	(11,679)
Due from related party	(10,845)	—
Inventories	(61,863)	(33,894)
Prepaid expenses and other current assets	(2,773)	2,281
Other assets	(1,810)	(917)
Accounts payable	(1,239)	1,549
Accrued expenses	(11,143)	7,002
Accrued compensation	(5,350)	3,567
Deferred revenue	13	(6)
Due to related party	1,714	—
Other current and non-current liabilities	(3,679)	(2,776)
Net cash provided by operating activities	4,160	70,092
Cash flows from investing activities
Purchases of property and equipment	(27,967)	(72,843)
Proceeds from sales of property and equipment	307	271
Acquisition of business, net of cash acquired	(49,614)	—
Net cash used in investing activities	(77,274)	(72,572)
Cash flows from financing activities
Payments under line of credit	(47,000)	(121,000)
Borrowings under line of credit	135,000	24,000
Issuance of long-term debt	—	225,833
Payments of long-term debt	(10,000)	(120,166)
Proceeds from employee stock purchase plan	247	350
Taxes paid related to net share settlement of equity awards	(496)	(680)
Payment of equity issuance costs	(118)	—
Debt issuance costs	—	(2,671)
Net cash provided by financing activities	77,633	5,666
Net increase in cash	4,519	3,186
Cash - Beginning of year	6,353	3,167
Cash - End of year	$10,872	$6,353
Supplemental cash flow information
Interest paid, net of amount capitalized	$18,273	$10,393
Income taxes paid	$34,110	$11,562
Non-cash investing and financing activities
Property and equipment additions in accounts payable and accrued expenses	$8,547	$3,360
Consideration payable for the acquisition of Sonoma-Cutrer in due to related party	$1,342	$—
Value of shares issued related to the acquisition of Sonoma-Cutrer	$267,072	$—

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted selling, general and administrative expenses, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, transaction expenses, acquisition integration expenses, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.
Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income and Adjusted Selling, General and Administrative Expenses
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, transaction expenses, acquisition integration expenses, changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, acquisition integration expenses, equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)

	Three months ended July 31, 2024
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$107,395	$51,312	$30,614	$11,296	$2,247	$11,296	$0.08
Percentage of net sales		47.8%	28.5%	10.5%
Interest expense				5,068
Income tax expense				2,247
Depreciation and amortization expense		143	(1,902)	10,470
EBITDA				$29,081
Purchase accounting adjustments		3,320		3,320	551	2,769	0.02
Transaction expenses			(739)	739	56	683	—
Acquisition integration costs			(307)	307	51	256	—
Change in fair value of derivatives				2,433	404	2,029	0.01
Equity-based compensation		226	(1,894)	2,120	328	1,792	0.01
Impairment loss			(1,200)	1,200	199	1,001	0.01
Loss on property and equipment			(710)	710	118	592	—
Non-GAAP results	$107,395	$55,001	$23,862	$39,910	$3,954	$20,418	$0.14
Percentage of net sales		51.2%	22.2%	37.2%

	Three months ended July 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$100,095	$55,282	$30,404	$17,769	$6,825	$17,769	$0.15
Percentage of net sales		55.2%	30.4%	17.8%
Interest expense				3,882
Income tax expense				6,825
Depreciation and amortization expense		114	(2,105)	7,240
EBITDA				$35,716
Purchase accounting adjustments		19		19	5	14	—
Transaction expenses			(256)	256	71	185	—
Change in fair value of derivatives				(2,909)	(807)	(2,102)	(0.02)
Equity-based compensation		140	(1,212)	1,352	321	1,031	0.01
Lease income, net	(364)	(364)	(141)	(223)	(62)	(161)	—
Non-GAAP results	$99,731	$55,191	$26,690	$34,211	$6,353	$16,736	$0.15
Percentage of net sales		55.1%	26.7%	34.2%

Note: Sum of individual amounts may not recalculate due to rounding.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)

	Fiscal year ended July 31, 2024
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$405,481	$214,926	$120,083	$56,013	$20,803	$56,013	$0.45
Percentage of net sales		53.0%	29.6%	13.8%
Interest expense				18,103
Income tax expense				20,803
Depreciation and amortization expense		469	(10,463)	37,168
EBITDA				$132,087
Purchase accounting adjustments		3,379		3,379	915	2,464	0.02
Transaction expenses			(9,963)	9,963	834	9,129	0.07
Acquisition integration costs			(923)	923	250	673	0.01
Change in fair value of derivatives				716	194	522	—
Equity-based compensation		806	(5,614)	6,420	1,589	4,831	0.04
Impairment loss			(1,200)	1,200	325	875	0.01
Loss on property and equipment			(710)	710	192	518	—
Lease income, net	(2,176)	(2,176)	(1,862)	(314)	(85)	(229)	—
Non-GAAP results	$403,305	$217,404	$89,348	$155,084	$25,017	$74,796	$0.60
Percentage of net sales		53.6%	22.0%	38.2%

	Fiscal year ended July 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$402,996	$215,689	$109,711	$69,298	$25,183	$69,298	$0.60
Percentage of net sales		53.5%	27.2%	17.2%
Interest expense				11,721
Income tax expense				25,183
Depreciation and amortization expense		476	(7,815)	27,768
EBITDA				$133,970
Purchase accounting adjustments		350		350	93	257	—
Transaction expenses			(4,051)	4,051	982	3,069	0.03
Change in fair value of derivatives				34	9	25	—
Equity-based compensation		420	(5,042)	5,462	1,299	4,163	0.04
Debt refinancing costs				865	231	634	0.01
Lease income, net	(364)	(364)	(141)	(223)	(59)	(164)	—
Non-GAAP results	$402,632	$216,571	$92,662	$144,509	$27,738	$77,282	$0.67
Percentage of net sales		53.7%	23.0%	35.9%

Note: Sum of individual amounts may not recalculate due to rounding.